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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 333-98681) pertaining to the Retirement Savings Plan of ConocoPhillips Company (formerly the Retirement Savings Plan of Phillips Petroleum Company) of our report dated June 25, 2003, with respect to the financial statements and schedules of the Retirement Savings Plan of ConocoPhillips Company (formerly the Retirement Savings Plan of Phillips Petroleum Company) included in this Annual Report (Form 11-K) for the year ended December 31, 2002.



                                                 /s/ ERNST & YOUNG LLP
                                                 ERNST & YOUNG LLP

Houston, Texas
June 25, 2003